Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-256904

Prospectus Supplement

(to Prospectus dated June 14, 2021)

3,947,368 Shares of Common Stock

Warrants to Purchase up to 3,947,368 Shares of Common Stock

We are offering an aggregate of 3,947,368 shares of our common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase up to 3,947,368 shares of our Common Stock (the “Warrants”), in a registered direct offering (the “offering”) to a certain institutional and accredited investor in a privately negotiated transaction pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of the Common Stock and accompanying Warrant is $3.80.

Each Warrant is exercisable for one share of our Common Stock at an exercise price of $3.80 per share. The Warrants are exercisable immediately upon issuance, and will expire three years from the date of issuance.

This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants being offered by this prospectus supplement and the accompanying prospectus.

We are a smaller reporting company as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company” on page S-5 of this prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VANI.” The last sale price as reported on The Nasdaq Capital Market on February 29, 2024, was $4.22 per share. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Investing in our securities involves a high degree of risks. See “Risk Factors” on page S-7 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the fee set forth in the table below.

	Per Share and Accompanying Warrant	Total
Offering price	$3.80	$14,999,998.40
Placement agent fees(1)	$0.266	$1,049,999.89
Proceeds to us, before expenses(2)	$3.534	$13,949.998.51

(1)	Includes a cash fee of up to 7% of the aggregate gross proceeds in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with the offering. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for additional information regarding the Placement Agent’s compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

______________________

Delivery of securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 5, 2024, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

MAXIM GROUP LLC

Prospectus Supplement dated March 1, 2024

About This Prospectus Supplement

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock and Warrants and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 14, 2021, included in our registration statement on Form S-3 (File No. 333- 256904), along with the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under the shelf registration process, we may offer from time to time various securities, including our common stock. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless otherwise indicated or the context suggests otherwise, references in this prospectus supplement and the accompanying prospectus to “Vivani Medical,” “Vivani,” the “company,” “we,” “us,” and “our,” and similar designations refer to Vivani Medical, Inc. and, where appropriate, our consolidated subsidiaries. When we refer to “you,” we mean the potential purchasers of our securities in this offering.

Cautionary STATEMENT Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act.

Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement contains forward-looking statements that relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our anticipated operating and financial performance, business plans, and prospects;

●	expectations for our products, including anticipated regulatory submissions, study completion, approvals, clinical trial results and other developing data that become available, potential market size, and potential reimbursement pathways;

●	the timing and likelihood of, and our ability to obtain and maintain, regulatory clearance of our Investigational New Drug (“IND”) applications for and regulatory approval of our product candidates;

●	our ability to create and maintain a pipeline of product candidates;

●	our ability to advance any product candidate into, and successfully complete clinical trials;

●	our ability to initiate and successfully maintain operations of our subsidiary in Australia, including with respect to studies of our products and product candidates;

●	the initiation, timing, design, progress and results of our clinical trials, and our research and development program;

●	the success of the business combination on including future capital expenditures, expenses, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the successful synergies of the business combination;

●	the impacts of the ongoing COVID-19 pandemic and macroeconomic factors that could impact our business, such as supply chain and inflationary pressures and the effects of the Russian invasion of Ukraine on the global economy, on our business or operations;

●	the impact of laws and regulations in the United States and foreign countries on various aspects of our operations, including our regulatory and clinical strategy; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2022 and our most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and our Current Reports on Form 8-K, and in this prospectus supplement under the heading “Risk Factors.”

While we may elect to update forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law.

This prospectus supplement and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

Prospectus Supplement Summary

This summary highlights certain information about us and this offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7 and in the documents incorporated herein by reference.

Company Overview

We are a preclinical stage biopharmaceutical company which develops miniaturized, subdermal implants utilizing our proprietary NanoPortal™ technology to enable long-term, near constant-rate delivery of a broad range of medicines to treat chronic diseases. We use this platform technology to develop and potentially commercialize drug implant candidates, alone or in collaboration with pharmaceutical company partners to address a leading cause of poor clinical outcomes in the treatment of chronic disease, medication non-adherence. We are developing a portfolio of miniature, sub-dermal drug implant candidates that, unlike most oral and injectable medicines, are designed with the goal of guaranteeing medication adherence by delivering therapeutic drug levels for up to 6 months or longer. In addition, our aim is to minimize fluctuations in patients’ drug levels through the use of our NanoPortal™ technology, which may improve the tolerability profiles for medicines that produce side effects associated with fluctuating drug levels in the blood.

Our implant technology, which we refer to as NanoPortal, utilizes a space-efficient design that allows a miniaturized implant to provide many months of therapeutic delivery of potent molecules. The technology has no moving parts, which is intended to minimize fluctuating drug delivery over the duration of the implant and is also tunable. We have primarily been developing implant candidates around peptide therapeutics, but the technology has potential application across a wide range of molecular types.

Recent Developments

In February 2024, we received positive preclinical data on weight loss effects for NPM-115, our miniature, twice-yearly, exenatide implant under development for the treatment of chronic weight management. We also disclosed that semaglutide is the active pharmaceutical ingredient in NPM-139, a miniature, subdermal GLP-1 implant in development for chronic weight management, with the added potential benefit of once-yearly administration. These developments are part of a strategic shift to prioritize our obesity implants based on emerging data regarding the potential for high-dose GLP-1 products to improve health outcomes for obese and overweight patients.

Corporate History

We were incorporated under the laws of California on December 17, 2009 and our operations began in 2010. In February 2022, we announced the signing of a definitive merger agreement between Nano Precision Medical, Inc. (“NPM”) and Second Sight Medical Products, Inc. (“Second Sight”), pursuant to which NPM became a wholly owned subsidiary of Second Sight. On August 30, 2022, the merger closed and the combined company of NPM and Second Sight was renamed Vivani Medical, Inc. On July 6, 2023, we changed our state of incorporation from the State of California to the State of Delaware by means of a plan of conversion, effective July 5, 2023. Our corporate office is located at 1350 S. Loop Road, Alameda, CA 94502, our telephone number is (415) 506-8462; and our website is located at www.vivani.com.We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act of 1934, as amended. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. We will remain a smaller reporting company until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

The Offering

Common stock offered	3,947,368 shares.
Warrants offered	We are also offering Warrants to purchase up to 3,947,368 shares of Common Stock. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $3.80 per share. The Warrants are exercisable immediately upon issuance and will expire 3 years from the original issuance date. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.
Common stock to be outstanding immediately after this offering	54,978,465 shares.
Offering price	$3.80 per share of Common Stock and accompanying Warrant.
Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting placement agent fees and commissions and estimated offering expenses payable by us, will be approximately $13,885,000. We intend to use the net proceeds from this offering to fund research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as “Risk Factors” in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to purchase any of our securities.
Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “VANI.” We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants will be limited.

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 51,031,097 shares of our common stock outstanding as of February 29, 2024. The number of shares outstanding as used throughout this prospectus supplement, unless otherwise indicated, assumes no exercise of the Warrants issued hereby and excludes:

●

6,077,312 shares of common stock issuable upon the exercise of stock options outstanding as of February 29, 2024 under our 2022 Omnibus Incentive Plan, or 2022 Plan, at a weighted-average exercise price of $2.60 per share and 402,500 of outstanding and unvested restricted stock unit awards, for which there is no exercise price; and

●	3,553,521 shares of common stock reserved for future issuance as of February 29, 2024 under our 2022 Plan.

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could result in material and adverse impact on our business, financial condition, results of operations and prospects, which could cause the trading price of our common stock to decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. The risks discussed in our filings with the SEC and below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page S-2 of this prospectus supplement.

Risks Related to this Offering

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution in connection with future securities issuances.

Investors purchasing securities in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets as of September 30, 2023, after subtracting our liabilities. As a result, investors purchasing securities in this offering will incur immediate dilution of $3.07 per share, based on the difference between the public offering price of $3.80 per share and the as adjusted net tangible book value per share of our outstanding common stock as of September 30, 2023.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and the exercise of stock options granted to our employees. In addition, as of September 30, 2023, options to purchase 6,043,164 common stock at a weighted-average exercise price of $2.82 per common share were outstanding, of which 3,853,920 were exercisable as of such date, and there were 402,500 of our common stock reserved for issuance upon the vesting, release and settlement of restricted stock units outstanding as of such date. The exercise of any of these options or the vesting of any of these restricted stock units would result in additional dilution. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

These future issuances of common stock or common share-related securities, together with the exercise of outstanding options, the vesting of outstanding restricted stock units and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our common stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We anticipate that we will use the net proceeds from this offering to fund research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sales of a substantial number of our securities in the public market after this offering could cause our share price to fall.

Sales of a substantial number of our securities in the public market or the perception that these sales might occur could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our securities. In addition, the sale of substantial amounts of our securities could adversely impact the price of our common stock. As of September 30, 2023, 51,025,060 of our common stock were outstanding. The sale, or the availability for sale, of a large number of our common stock in the public market could cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the appreciation of their common stock.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our share price and our ability to raise funds in new equity offerings.

We may from time to time issue additional common stock at a discount from the current trading price of our common stock. As a result, our shareholders would experience immediate dilution upon the purchase of any common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, units, warrants, preferred stock or common stock. Sales of our common stock in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

We do not intend to apply for any listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We do not intend to apply for any listing of the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of the Warrants may act to reduce both the trading volume and the trading price of our Common Stock.

The Warrants are speculative in nature and may not have any value.

For a period of three (3) years commencing upon issuance, holders of the Warrants may exercise their right to acquire our Common Stock and pay an exercise price of $3.80 per share. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Except as otherwise provided in the Warrants, holders of Warrants purchased in this offering will have no rights as stockholders of Common Stock until such holders exercise their Warrants and acquire our Common Stock.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price, and in the case of the Warrants, for a limited period of time. Specifically, a holder of a Warrant may exercise the right to acquire a share of Common Stock and pay an exercise price equal to $3.80 per share prior to the three year anniversary of the original issuance date, upon which date any unexercised Warrants will expire and have no further value. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the Warrants.

Each Warrant may be exercised by way of a cashless exercise if permitted by the terms of such warrants, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $13,885,000, after deducting the placement agent fees and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and investments, to fund research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends in the foreseeable future.

Dilution

If you invest in our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. The net tangible book value of our Common Stock as of September 30, 2023 was approximately $26,207,000, or approximately $0.51 per share of Common Stock based upon 51,025,060 shares outstanding. Net tangible book value per share is equal to our total tangible assets (total assets less intangible assets), less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2023.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this offering. After giving effect to the issuance and sale by us of 3,947,368 shares of our Common Stock at the offering price of $3.80 per share, and after deducting the estimated offering expenses payable by us, as applicable, our as adjusted net tangible book value as of September 30, 2023 would have been $40,092,000, or $0.73 per share of our common stock. This represents an immediate increase in net tangible book value of $0.22 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $3.07 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per share		$3.80
Net tangible book value per share as of September 30, 2023	$0.51
Increase in net tangible book value per share attributable to this offering	$0.22
As adjusted net tangible book value per share after giving effect to this offering		$0.73
Dilution in net tangible book value per share to new investors in this offering		$3.07

The information above and in the foregoing table is based upon 51,025,060 shares of our common stock outstanding as of September 30, 2023. The information above and in the foregoing table assumes no exercise of the Warrants issued hereby and excludes:

●

6,043,164 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2023 under our 2022 Plan, at a weighted-average exercise price of $2.82 per share and 402,500 of outstanding and unvested restricted unit awards, for which there is no exercise price; and

●	3,587,669 shares of common stock reserved for future issuance as of September 30, 2023 under our 2022 Plan.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation, as amended from time to time, or certificate of incorporation, and our Bylaws, as amended from time to time, or bylaws, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our authorized capital stock consists of Three Hundred Million (300,000,000) shares of common stock, par value $0.0001 per share and Ten Million (10,000,000) shares of undesignated preferred stock, par value $0.0001 per share.

Common stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present at any meeting of stockholders, an action on a matter is approved if it receives the affirmative vote of the majority of the votes properly cast for such matter, unless otherwise required by applicable law, the Certificate of Incorporation, or Bylaws. The election of directors by stockholders will be determined by a plurality of the votes properly cast. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future. Holders of our common stock are entitled to receive dividends ratably, as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any preferred stock then outstanding. Upon voluntary or involuntary liquidation, dissolution or winding up, our net assets shall be distributed pro rata to the holders of our common stock. Holders of our Common Stock are not entitled to preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our common stock.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VANI.”

Undesignated Preferred stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control of our Company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover effects of our certificate of incorporation and bylaws and Delaware law

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling of Vacancies

Our Certificate of Incorporation provide that directors may be removed only for cause and only upon the affirmative vote of holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. Furthermore, at least forty-five (45) days prior to any annual or special meetings of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal, and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting. Our Certificate of Incorporation and Bylaws provide that, subject to the rights, if any, of the holders of any series of Undesigned Preferred Stock to elect directors and to fill vacancies in the board of directors related thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death, or removal. The limitations on removal of directors and treatment of vacancies have the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of the Company at any annual or special meetings of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws by Stockholders

As required by the General Corporation Law of Delaware, or the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws, and may also be amended at any annual meeting or special meeting called for such purpose by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our Certificate of Incorporation provides for 10,000,000 authorized shares of Undesignated Preferred Stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer, or other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. In addition, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder (the “Federal Forum Provision”). These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgements or results than other courts. In addition, there is uncertainty as to whether our Federal Forum Provision will be enforced, which may impose additional costs on us and our stockholders.

Section 203 of the Delaware general corporation law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Vstock Transfer LLP. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

DESCRIPTION OF THE WARRANTS

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby has an initial exercise price per share equal to $3.80. The Warrants are immediately exercisable upon issuance and may be exercised at any time until the three year anniversary of the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Warrant) of the remaining unexercised portion of the Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

CERTAIN Material U.S. Federal Income Tax Considerations For Non-U.S. Holders OF COMMON STOCK

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

●	a non-resident alien individual;

●	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

●	a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as pass-through entities for U.S. federal income tax purposes or persons that hold their shares of our common stock through partnerships or such other pass-through entities. The tax treatment of a partner in a partnership or other entity or arrangement that is treated as a pass-through entity for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership or an investor in any other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset, which is generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, including the alternative minimum tax, the Medicare tax on net investment income or the rules relating to “qualified small business stock.” Any U.S. federal tax other than the income tax (including, for example, the estate tax), and it does not nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

1.	insurance companies;

2.	tax-exempt or governmental organizations;

3.	financial institutions;

4.	brokers or dealers in securities;

5.	regulated investment companies;

6.	pension plans;

7.	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

8.	“qualified foreign pension funds,” or entities wholly owned by one or more “qualified foreign pension funds”;

9.	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

10.	persons that have a functional currency other than the U.S. dollar;

11.	persons deemed to sell our common stock under the constructive sale provisions of the Code;

12.	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

13.	persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

14.	investors in pass-through entities (or entities that are treated as disregarded entities for U.S. federal income tax purposes); and

15.	U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local, estate and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on our common stock

As described in the “Dividend Policy” section above, we do not intend to pay any cash dividends on our common stock in the foreseeable future. Distributions, if any, on shares of our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the shares of common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our shares of common stock.” Any such distributions will also be subject to the discussion below under the section titled “Withholding and information reporting requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of shares of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or a successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on sale, exchange or other taxable disposition of shares of our common stock

Subject to the discussion below under “Withholding and information reporting requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

1.	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

2.	the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

3.	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market, within the meaning of the relevant provisions of the Code, and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a “U.S. real property holding corporation” only if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable U.S. Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a “U.S. real property holding corporation” for U.S. federal income tax purposes, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions.

Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on shares of our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of shares of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and information reporting requirements—FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to payments of gross proceeds of sales or other dispositions of shares of our common stock, although under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers, including withholding agents, are generally permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our shares of common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated March 1, 2024, (the “Placement Agency Agreement”) we have retained Maxim Group LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our shares of Common Stock and Warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the Placement Agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering and is not purchasing or selling any securities, nor is required to arrange for the purchase and sale of any specific number or dollar amount of securities other than to use its reasonable “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of securities being offered. The Placement Agent may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement dated March 1, 2024 (the “Securities Purchase Agreement”) directly with the purchaser in connection with this offering, and we will only sell our securities offered hereby to the purchaser who has entered into the Securities Purchase Agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus on or about March 5, 2024, subject to satisfaction of certain customary closing conditions. On the date of closing of this offering, we shall issue the securities directly to the account designated by the Placement Agent, and upon receipt of such securities, the Placement Agent shall electronically deliver such securities to the applicable purchaser and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

Fees and Expenses

We will pay the Placement Agent a cash fee of up to 7.0% of the aggregate gross proceeds of this offering. We have also agreed to reimburse the Placement Agent’s actual out-of-pocket expenses up to $65,000, in the aggregate. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $125,000.

The following table sets forth the per share of Common Stock and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the Common Stock pursuant to this prospectus supplement and the accompanying prospectus:

	Per Share of Common Stock and Accompanying Warrant	Total
Offering Price	$3.80	$14,999,998.40
Placement Agent Fees	$0.266	$1,049,999.89
Proceeds, before expenses, to us	$3.534	$13,949.998.51

For services as a financial advisor, ThinkEquity LLC will receive a fee of approximately $105,000, which will be deducted from the fees payable to the Placement Agent set forth above.

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors, executive officers and affiliates (such persons, the “lock-up parties”) have entered into lock-up agreements prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of the closing of this offering (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to) (1) offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), whether any such transaction is to be settled by delivery of lock-up securities, in cash or otherwise, or (2) publicly disclose the intention to do any of the foregoing.

Prohibition on Subsequent Equity Sales

Pursuant to the Securities Purchase Agreement, without the prior written consent of the Placement Agent, for a period commencing on the date of the Securities Purchase Agreement and expiring forty-five (45) days after the closing date of the offering, we and any of our subsidiaries are prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) or (ii) filing any registration statement or amendment or supplement thereto, other than (A) the Prospectus Supplement (as defined in the Securities Purchase Agreement) or (B) the filing of a registration statement on Form S-8 in connection with any employee benefit plan.

Furthermore, we or any of our Subsidiaries (as defined in the Securities Purchase Agreement) are prohibited from effecting or entering into any agreement to issue Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), subject to certain exceptions, for a period commencing on the date of the Securities Purchase Agreement and expiring on the one year anniversary of the closing date of the offering.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares to the Placement Agent for sale to their online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in its capacity as a placement agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer agent and registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer LLP. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Listing

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “VANI.”

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Placement Agent by Ellenoff Grossman & Schole LLP, New York, New York.

Experts

The consolidated financial statements of Vivani Medical, Inc. and Subsidiaries as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.vivani.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus supplement and the accompanying prospectus about any documents filed as exhibits to the registration statement are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation By Reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-39385), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

●	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, as amended (other than information furnished rather than filed), which was initially filed with the SEC on April 28, 2023;

●	Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;

●	Current Reports on Form 8-K filed with the SEC on March 21, 2023, June 16, 2023, July 10, 2023, August 29, 2023, November 24, 2023, December 27, 2023, and January 10, 2024, excluding information “furnished” pursuant to Items 2.02, 7.01 or 9.01; and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36747) as filed with the SEC on November 14, 2014, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 14, 2021, and the description of capital stock under Item 8.01 of the current report on Form 8-K as filed with the SEC on July 10, 2023.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: Vivani Medical, Inc., 1350 S. Loop Road, Alameda, California, 94502, telephone: (415) 506-8462. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.vivani.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement and the accompanying prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Vivani Medical, Inc.

3,947,368 Shares of Common Stock

Warrants to Purchase up to 3,947,368 Shares of Common Stock

Prospectus Supplement

MAXIM GROUP LLC

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 8, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock
Debt Securities
Units
Warrants

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering.  This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.  We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus.    You should read this prospectus and any applicable prospectus supplement before you invest.    The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers.  If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.  The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.   The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

 Investing in our securities involves a high degree of risk. Before you invest in our securities you should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 7 of this prospectus and “Item 1A. Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

 Our common stock and warrants are traded on The Nasdaq Capital Market under the symbol “EYES” and “EYESW” respectively. On June 7, 2021 the last reported price of our common stock and warrants on the Nasdaq Capital Market was $7.00 and $1.45, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	5

SECOND SIGHT MEDICAL PRODUCTS, INC.	6

RISK FACTORS	7

THE SECURITIES WE MAY OFFER	7

RATIO OF EARNINGS TO FIXED CHARGES	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9

USE OF PROCEEDS	10

DESCRIPTION OF CAPITAL STOCK	10

DESCRIPTION OF WARRANTS	12

DESCRIPTION OF DEBT SECURITIES	14

DESCRIPTION OF UNITS	21

LEGAL OWNERSHIP OF SECURITIES	22

PLAN OF DISTRIBUTION	25

LEGAL MATTERS	27

EXPERTS	27

WHERE YOU CAN FIND MORE INFORMATION	27

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities, and warrants in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the securities being offered.

We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in the accompanying prospectus(es), and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “Second Sight,” “the Company,” “we,” “us” and “our” refer to Second Sight Medical Products, Inc. Second Sight®, the Second Sight logo, FLORA®, and Argus® are registered trademarks, and Orion is a trademark of Second Sight Medical Products, Inc. All other product and company names are trademarks of their respective owners.

SECOND SIGHT MEDICAL PRODUCTS, INC.

Second Sight develops, manufactures, and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. We are a recognized global leader in neuromodulation devices for blindness and are committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Leveraging our 20 years of experience in neuromodulation for vision, we are developing the Orion® Visual Cortical Prosthesis System (“Orion”), an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease and eye injury. Orion is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. We are conducting a six-subject Early Feasibility Study of the Orion device at the Ronald Reagan UCLA Medical Center in Los Angeles (“UCLA”) and Baylor College of Medicine in Houston (“Baylor”). Regularly scheduled visits at both sites were placed on hold in mid-March 2020 due to the coronavirus outbreak, however visits at UCLA resumed mid-September 2020 and those at Baylor resumed in December 2020. No peer-reviewed data is available yet for the Orion system. We are currently negotiating the clinical and regulatory pathway to commercialization with the FDA as part of the Breakthrough Devices Program.

Our first commercially approved product, the Argus® II Retinal Prosthesis System (“Argus II”), treats outer retinal degenerations, such as retinitis pigmentosa, also referred to as RP. The Argus II was the only retinal prosthesis approved in the United States by the Food and Drug Administration (“FDA”), and was the first approved retinal prosthesis in the world. RP is a hereditary disease, affecting an estimated 1.5 million people worldwide including about 100,000 people in the United States, that causes a progressive degeneration of the light-sensitive cells of the retina, leading to significant visual impairment and ultimately blindness. A subset of these patients would be eligible for the Argus II since the approved baseline vision for the Argus II is worse than legally blind (20/200). We commissioned 3rd party market research to estimate the size of the RP market that resulted in an estimate of approximately 1,500 patients in the US with advanced RP that could be treated with the Argus II given the eligibility criteria of our label.

We began selling the Argus II System in Europe at the end of 2011, Saudi Arabia in 2012, the United States and Canada in 2014, Turkey in 2015, Iran, Taiwan, South Korea and Russia in 2017, and Singapore in 2018. Given the limited addressable market of Argus II, we no longer market the Argus II and have focused all of our resources on the development of Orion.

We have also performed proof-of-concept investigations of multiple technologies that we believe to be complimentary to artificial vision and could potentially provide significant enhancements to the Orion user experience. In most cases, we collaborated with 3rd party firms to advance and integrate these innovative technologies with our artificial vision systems. Examples of technologies that we believe will be complementary to our products include: eye tracking, object recognition and localization, thermal imaging and depth-based decluttering.

We commissioned third party market research to estimate the size of the market for blindness due to currently untreatable causes, that are likely treatable with Orion. That resulted in an estimate of approximately 50,000 to 100,000 patients in the US with bare or no light perception, and 150,000 to 300,000 worldwide who would likely have adequate insurance or other healthcare coverage for Orion.

Our strategy can be summarized as follows:

•

Leverage proven Argus II technology to develop the Orion visual cortical prosthesis and significantly expand our addressable market to include a portion of the estimated almost six million patients worldwide who are legally blind from eye trauma, optic nerve disease and injury, diabetic retinopathy, retinitis pigmentosa, age related macular degeneration, glaucoma and other untreatable causes.

•

Continue to explore future improvements to Orion products such as technologies intended to enhance the Orion user experience, including eye tracking, distance filtering/decluttering, object and facial recognition and thermal imaging.

•	Conduct a patient preference information study to better understand our customers and the necessary vision to create widespread Orion adoption.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;
•	shares of preferred stock;
•	notes, debentures or other debt securities;
•	warrants to purchase shares of preferred stock or common stock; or
•	any combination of common stock, preferred stock, debt securities or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to each offering. Where applicable, a prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in millions):

	Three months ended March 31,				Fiscal Year Ended December 31,
	2021		2020		2020		2019
Ratio of earnings to fixed charges	$	N/A	$	N/A	$	N/A	$	N/A

For the purpose of this table, “earnings” consists of pre-tax income (loss) from continuing operations, plus fixed charges and amortizations of capitalized interest, less interest capitalized.

“Fixed charges” consist of interest expensed and capitalized related to indebtedness. For the fiscal years ended December 31, 2020, and 2019 for the three months ended March 31, 2021 and 2020, we had no earnings, and consequently earnings for these periods were insufficient to cover fixed charges. Currently we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.  All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our product development, financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our anticipated operating and financial performance, business plans, and prospects;
•

expectations for our products, including anticipated regulatory submissions, study completion, approvals, clinical trial results and other developing data that become available, potential market size, and potential reimbursement pathways;

•	the impact of the ongoing coronavirus, or COVID-19, pandemic on our business and operations, results of operations and financial performance including: delays, interruptions or other adverse effects to clinical trials and patient enrollment; delays in regulatory review; manufacturing and supply chain interruptions; and the adverse effects on healthcare systems and disruption of the global economy overall; and

•	the initiation, timing, design, progress and results of our clinical trials, and our research and development program.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K as amended and any subsequently filed quarterly reports on Form 10-Q.  These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus.  Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. which may include manufacturing expenses, clinical trial expenses, research and development expenses, sales and marketing expenses, general and administrative expenses, and other expenses associated with the commercialization of Orion, and any other product candidate we develop. We may also use a portion of the net proceeds to license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of securities under this prospectus. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value. As of May 31, 2021, we had a total of 27,909,149 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our restated articles of incorporation and amended and restated bylaws and the applicable provisions of the California Corporations Code. This information is qualified entirely by reference to the applicable provisions of our restated articles of incorporation, amended and restated bylaws and the California Corporations Code. For information on how to obtain copies of our restated articles of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation by Reference.”

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and cumulative voting rights in the election of our directors. Under California law, in any election of directors, each shareholder is entitled to cumulative voting at such election. This means that each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. A shareholder is entitled and can elect to cast all of his or her votes for any director or for any two or more as the shareholder would choose. Our bylaws provide that the holders of a majority of the outstanding shares of our common stock, if present in person or by proxy, represent a quorum for the transaction of business at shareholders’ meetings. In most instances, if holders of a majority of the common stock present in person or by proxy at any meeting vote “for” a matter, the matter passes. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the outstanding liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “EYES”. We have not applied to list our common stock on any other exchange or quotation system.

Preferred Stock

We have 10,000,000 shares of authorized preferred stock, no par value, none of which was issued or outstanding on May 31, 2021. Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of any preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common stock; or
•	Delaying or preventing a change in control of the Company without further action by the shareholders

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our restated articles of incorporation or amended and restated bylaws would delay, defer or prevent a change in control.

Stock Options, Warrants and Restricted Stock Units

As of May 31, 2021, we have reserved the following shares of common stock in the aggregate for issuance pursuant to stock option and warrant agreements and restricted stock unit awards (“RSUs”):

•	182,152 shares of common stock issuable upon the exercise of stock options outstanding at May 31, 2021 with a weighted average exercise price of $15.68 per share;

•	1,077,675 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan;

•	no shares of common stock issuable upon the settlement of restricted stock units outstanding at May 31, 2021;

•	7,691,090 shares of common stock issuable upon the exercise of warrants outstanding at May 31, 2021, with a weighted average exercise price of $11.75 per share;

•

77,031 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

Transfer Agent

Our transfer agent and warrant agent for the warrants is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598; telephone (212) 828-8436.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time under this prospectus for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

Warrants issued under this prospectus may be issued under warrant agreements which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. Any warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements and any free writing prospectus related to the particular series of warrants that we offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
•	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. After the close of business on the expiration date, unexercised warrants will become void.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of California.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. We have summarized select portions of the indenture below. The summary is not complete. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
•

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.
•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•

at negotiated prices. Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the amounts of securities underwritten or purchased by each of them;
•	the purchase price of securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the public offering price of the securities;
•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such overallotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Law Offices of Aaron A. Grunfeld, Beverly Hills, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been audited by Gumbiner Savett Inc., an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.  The SEC maintains a website, www.sec.gov,that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s website.  Our SEC filings are also available to the public on our website, www.secondsight.com. The information on or accessible through our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021, as amended on April 14, 2021 and on April 27, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
•	Our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 27, 2021, March 5, 2021, March 24, 2021, March 26, 2021 (excluding Item 7.01 and the exhibits related thereto), April 1, 2021, April 5, 2021, April 6, 2021, April 8. 2021, June 1, 2021, June 3, 2021, and June 4, 2021.
•	the description of our common stock and warrants contained in our Registration Statement on Form 8-A 12B/A filed with the SEC on November 17, 2014 and Form 8-A 12B filed with the SEC on March 24, 2017, and any amendment or report updating that description and the description of our securities as further contained in Exhibit 4.5 to our Form 10K/A filed on April 14, 2021.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Second Sight Medical Products, Inc.

13170 Telfair Ave

Sylmar, California 91342

(818) 833-5000
Attention: Scott Dunbar, Acting Chief Executive Officer

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

$250,000,000

SECOND SIGHT MEDICAL PRODUCTS, INC.

 COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

UNITS

WARRANTS

PROSPECTUS

•	, 2021